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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We hereby consent to the use in this Form 10-SB of our report dated December 15, 2000, relating to the financial statements of Silver Octopus, Inc. (f/k/a Golden Octopus, Inc.).


Joel Marcus, CPA
Fort Lauderdale, Florida
December 19, 2000